Exhibit 31.1

Certification of Chief Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Ryan, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Unilife Corporation.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 9, 2016

/s/ John Ryan
Name:	John Ryan
Title:	President and Chief Executive Officer (Principal Executive Officer)